As filed with the Securities and Exchange Commission on March 2, 2009
Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S–8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FIDELITY NATIONAL FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (I.R.S. Employer Identification No.)

601 Riverside Avenue	32204
Jacksonville, Florida	(Zip Code)
(Address of Principal Executive Offices)
Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan
(Full Title of the Plans)
Peter T. Sadowski
Executive Vice President and Chief Legal Officer
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent for Service)
(904) 854 – 8100
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, par value $0.01 per share(3)	11,000,000	$17.72 (2)	$194,920,000 (2)	$7,660.36
Total:	11,000,000	$—	$194,920,000	$7,660.36

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of the Registrant’s Common Stock on February 25, 2009, as reported on the New York Stock Exchange.
(3)	Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 registers shares of common stock, par value $0.0001 per share (the “Common Stock”), of Fidelity National Financial, Inc., a Delaware corporation (the “Registrant”), which may be issued pursuant to the Fidelity National Financial, Inc. Amended and Restated 2005 Omnibus Incentive Plan (the “Plan”). The primary purpose of the amendments to the Plan, adopted by the Registrant’s board of directors and later approved by the Registrant’s shareholders at the Annual Meeting of Shareholders, was to increase the authorized shares available for issuance under the plan by 11,000,000 shares in order to assure that the Registrant has adequate means to provide equity incentive compensation to its employees on a going-forward basis. Prior to the approval of the amendments to the Plan, there were approximately 283,000 shares that had been previously authorized under the Plan which were available for grant.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(2)	The Registrant’s Current Report on Form 8-K filed on February 5, 2009; and

(3)	The description of the Registrant’s Common Stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 1-32630), filed with the SEC on September 27, 2005 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.

Item 6. Indemnification of Directors and Officers
     The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws.
     The Registrant is incorporated under the laws of the State of Delaware.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit. The Certificate provides for such limitation of liability.
     The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Item 7. Exemption From Registration Claimed
     Not Applicable.
Item 8. Exhibits
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1/A (File No. 333-136043) filed on July 26, 2006).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on November 10, 2005).

4.3	Form of the Common Stock Certificate of Fidelity National Financial, Inc. (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2006).

5.1	Opinion of Counsel.

Exhibit
Number	Description

10.1	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Annex A to the Registrant’s Schedule 14A filed on April 15, 2008).(1)

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

(1)	Management Contract or Compensatory Plan.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 2, 2009.

FIDELITY NATIONAL FINANCIAL, INC.
/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned directors and officers of Fidelity National Financial, Inc., hereby severally appoint Alan L. Stinson and Anthony J. Park, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan L. Stinson Alan L. Stinson	Chief Executive Officer (Principal Executive Officer)	March 2, 2009

/s/ Anthony J. Park Anthony J. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2009

/s/ William P. Foley, II	Director and Chairman of the Board	March 2, 2009
William P. Foley, II

/s/ Douglas K. Ammerman	Director	March 2, 2009
Douglas K. Ammerman

/s/ Willie D. Davis	Director	March 2, 2009
Willie D. Davis

/s/ John F. Farrell, Jr.	Director	March 2, 2009
John F. Farrell, Jr.

/s/ Thomas M. Hagerty	Director	March 2, 2009
Thomas M. Hagerty

/s/ Philip G. Heasley Philip G. Heasley	Director	March 2, 2009

Signature	Title	Date

/s/ Daniel D. (Ron) Lane	Director	March 2, 2009
Daniel D. (Ron) Lane

/s/ General William Lyon	Director	March 2, 2009
General William Lyon

/s/ Richard N. Massey	Director	March 2, 2009
Richard N. Massey

/s/ Peter O. Shea, Jr.	Director	March 2, 2009
Peter O. Shea, Jr.

/s/ Cary H. Thompson	Director	March 2, 2009
Cary H. Thompson

/s/ Frank P. Willey	Director	March 2, 2009
Frank P. Willey

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1/A (File No. 333-136043) filed on July 26, 2006).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on November 10, 2005).

4.3	Form of the Common Stock Certificate of Fidelity National Financial, Inc. (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2006).

5.1	Opinion of Counsel.

10.1	Amended and Restated Fidelity National Financial, Inc. 2005 Omnibus Incentive Plan, effective as of September 26, 2005 (incorporated by reference to Annex A to the Registrant’s Schedule 14A filed on April 15, 2008).(1)

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

(1)	Management Contract or Compensatory Plan.